INDEPENDENT CONTRACTOR AGREEMENT


         This Agreement ("Agreement") is entered into as of the 1st day of September, 1996, by and among DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation ("DTN"), HUSTON, INC., a South Dakota corporation (the "Contractor"), and PHIL HUSTON ("Huston"), the Contractor's principal, on the following terms and conditions:


                                    ARTICLE 1

                           SUPERSEDES PRIOR AGREEMENT

         This Agreement supersedes in its entirety that certain Independent Sales Representative Agreement dated March 28, 1990, between DTN and Huston, as previously assigned to Contractor, amended and supplemented. As of the date of this Agreement, such prior agreement is void and of no further force or effect and, regardless of any provisions in such prior agreement providing for commissions to be paid after the expiration or termination of such agreement, no further commissions are due thereunder except any due for the period prior to the date of this Agreement.


                                    ARTICLE 2

                       WORK TO BE PERFORMED BY CONTRACTOR

         Section 2.01  Work to be Performed

         Among other services offered by DTN, DTN provides pricing information and communications services under the name of DTNergy(R) for the petroleum, natural gas and electric power industries. For purposes of this Agreement, all of such DTNergy(R) services and all future DTNergy(R) services offered by DTN for the energy industries, if any, are hereinafter called the "Services". During the term of this Agreement, Contractor agrees to use its best efforts to (i) solicit and retain customers and potential customers of the Services and (ii) undertake, for and on behalf of and to the extent requested by DTN, to develop, implement, supervise and control all of the sales and marketing functions of DTNergy(R), including but not limited to recruitment and supervision of the sales force to market the Services and the development and implementation of the forms of promotion and marketing of the Services.

         Section 2.02  Solicitation of Proposals

         Contractor, its agents and employees shall use their best efforts to solicit proposals for DTN from customers and potential customers of the Services. All proposals obtained by Contractor for Services to be performed by DTN promptly shall be submitted by

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Contractor  to DTN in such  format as DTN may  reasonably  specify  and shall be subject to acceptance by DTN at its office in Omaha, Nebraska, by an authorized employee of DTN. The parties hereto contemplate that proposals will generally be submitted orally to DTN in a manner generally consistent with past practice. DTN will inform Contractor from time to time of those employees of DTN who are authorized to accept proposals for Services submitted by Contractor. Contractor shall have no authority to accept any proposal for Services on behalf of DTN, and DTN reserves the right to reject any proposal for Services in whole or in part for any reason. All correspondence, documents and other materials relating to a proposal for Services submitted by Contractor to DTN and accepted by DTN shall be the sole and exclusive property of DTN. From time to time DTN shall advise Contractor in writing of its then current sales policies; and promptly after any change in any of the sales policies, DTN shall notify Contractor in writing of such changes. Contractor shall have no authority to alter any of the policies relating to the terms and conditions of sales and shall not solicit proposals for Services on a basis which is inconsistent with the sales policies. DTN shall periodically consult with and seek the input of Contractor regarding the sales policies of DTN.

         Section 2.03  Control of Work

         Contractor and DTN expressly agree that neither Contractor nor any of Contractor's employees are to be considered employees of DTN, either directly or indirectly. Subject to the terms and conditions set forth in this Agreement, Contractor has the sole right to determine the methods, details and means of performing the above-described work, subject to the control of DTN as to the results of such work. Contractor has the sole right to hire and exclusively exercise appropriate management control of its employees, including setting the wages, hours and working conditions of its employees.

         Section 2.04  Contractor's Commitment of Time

         Contractor retains the right to perform work for other clients, persons or companies as Contractor sees fit consistent with Contractor's obligations to DTN under this Agreement.

         Section 2.05  Time and Place of Performance

         The Contractor shall be permitted to maintain its office and to perform its duties and responsibilities pursuant to this Agreement in such reasonable geographical location as the Contractor may select. Contractor shall have exclusive control over the hours and other working conditions of its employees.

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         Section 2.06  Materials and Equipment

         Contractor agrees to provide all special materials and equipment that are needed by it to perform the work under this Agreement.

         Section 2.07  Licensing

         Contractor agrees to obtain, and to keep valid and in force at all times after the date of this Agreement, all licenses or permits required by law to perform the work contemplated by this Agreement. Contractor agrees to notify DTN immediately if any required license expires or is withdrawn for any reason by the licensing authority. Upon request from DTN, Contractor agrees to promptly provide proof that its licenses and/or permits remain valid.

         Section 2.08  Legal Compliance

         Contractor agrees to perform all work in compliance with all applicable federal, state and local laws and regulations, including those governing the health and safety of Contractor's employees.

         Section 2.09  Insurance

         Contractor shall purchase and maintain, at its sole cost and expense, during the term of this Agreement, the following insurance:

         A) Worker's Compensation Insurance in accordance with law. Such policy must contain a waiver of the insurer's subrogation rights against DTN, where permitted by law.

         B) Commercial General Liability Insurance coverage with the following minimums:

                  1)  Per occurrence - minimum  $1,000,000;

                  2)  Personal injury limit - minimum $1,000,000;

                  3) Products and completed operations aggregate limit - minimum $1,000,000; and

                  4)  General aggregate limit - minimum $1,000,000.

This insurance shall name DTN, its officers, employees and agents, as additional insureds and provide that such insurance is primary coverage as respects all insureds.

                  C) Contractor shall, before commencing the work, provide DTN with certificates or other documentary evidence of the above insurance, satisfactory to DTN. Certificates must be signed by an authorized representative of Contractor's insurance carrier and

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state  that no  cancellation  of  insurance  will be  effective  without 10 days advance written notice to DTN. Contractor shall immediately notify DTN of any material change affecting coverages or limits afforded DTN under the insurance requirements.

         Section 2.10  Taxes

         Contractor is responsible for payment and/or withholding of any taxes (including all federal, state and local employment taxes applicable to Contractor's employees), now or hereafter enacted, applicable to any services provided under this Agreement, or to any transactions contemplated hereby. In no event shall DTN be responsible for payment of any taxes relating to Contractor or Contractor's employees.

         Section 2.11  Activities Report

         At the request of DTN from time to time, Contractor shall report to DTN, in such form and reasonable detail as DTN shall request, on Contractor's activities undertaken pursuant to this Agreement.

         Section 2.12  Sales and Other Materials

         DTN shall furnish to Contractor from time to time such promotional and other sales material, reporting and other forms, price lists, and other documents and materials as DTN may consider necessary or appropriate for Contractor's use in performing its duties pursuant to this Agreement. All of such items shall remain the sole and exclusive property of DTN and, except to the extent consumed in the course of Contractor's proper performance of its duties pursuant to this Agreement, promptly shall be returned to DTN by Contractor upon the termination of this Agreement. Upon the termination of this Agreement, DTN shall have the right to withhold any commission payments then or thereafter due Contractor until Contractor has complied with the requirements of the preceding sentence.


                                    ARTICLE 3

                             FEE OR PAYMENT FOR WORK

         Section 3.01  General

         In consideration for the work performed and services provided by Contractor pursuant to this Agreement, DTN agrees to pay Contractor forty percent (40%) of the Adjusted Net Earnings (as hereinafter defined) for each month during the term of this Agreement; provided, however, that each of the first twenty-four (24) monthly payments shall be reduced by Fifty Thousand Dollars ($50,000.00). For purposes of such computations, the "Adjusted Net

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Earnings" for each such month shall be determined as follows. The total revenues for the Services for such month, determined on the accrual method, shall be reduced by (i) all operating expenses of DTN resulting from or relating to the business of providing the Services (the "DTNergy Business") for such month, determined on the accrual method, but excluding the Sales Expenses (as hereinafter defined), (ii) all depreciation, amortization and interest expenses allocated by DTN to the DTNergy Business for such month, (iii) twelve and one-half percent (12.5%) of the sum of the amounts computed under clauses (i) and (ii) above for such month (provided that in the event the accounting rules require an expense associated with the issuance of stock options to DTN employees, such expense shall be deleted from the sum before being multiplied by 12.5%), and (iv) the sum of $40,000. For purposes of this Agreement, the "Sales Expenses" shall be all expenses incurred by DTN in connection with or relating to the sales, marketing or promotion of the DTNergy Business, including but not limited to the compensation, office expenses, and travel expenses with respect to those employees of DTN whose duties involve or relate to the sales, marketing or promotion of the DTNergy Business, the commissions, sales costs and other expenses relating to the sales force to the extent incurred by DTN with respect to the DTNergy Business, and the expenses of DTN in connection with the tradeshows and conventions relating to the marketing or promotion of the DTNergy Business. Notwithstanding any provision to the contrary contained in this Agreement, Contractor agrees to reimburse DTN from time to time for all Sales Expenses incurred by DTN during the term of this Agreement upon presentation to Contractor of a reasonably detailed itemization of such expenses with supporting data. DTN may from time to time deduct the amount of the unreimbursed Sales Expenses from the payments due Contractor from DTN pursuant to this Agreement. DTN agrees not to implement a sales program that will incur significant expenses for Contractor under the terms of this Section without the approval of Contractor. For illustration purposes only, attached to this Agreement as Exhibit A is an example of the Sales Expenses. It is understood that the Adjusted Net Earnings shall be computed in accordance with accounting practices regularly followed by DTN for the purposes of allocating indirect expenses (including, but not limited to, corporate overhead and interest expense) and capital expenditures to the various business segments or industries into which DTN divides its services. For illustration purposes only, attached to this Agreement as Exhibit B is an example of the computation of the payment which would have applied using the Adjusted Net Earnings for the month of August of 1996. The payments by DTN referred to above shall cease upon the termination or expiration of this Agreement for any reason whatsoever.

         Section 3.02 Timing of Payments

         The monthly payments referred to in Section 3.01 will be made in arrears by DTN to Contractor on or before the last day of the

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month following the month for which the payment relates.  Such payments shall be accompanied  by  a  written  summary  of  DTN's  computation  of  such  payment.
Contractor may audit DTN's records for the sole purpose of verifying the accuracy of DTN's payments. DTN will make such records available to Contractor for inspection during normal working hours upon one week's prior written notice. Contractor agrees that all of DTN's records will be treated as confidential and will not be used for any purpose other than the audit.
         Section 3.03.  Expenses

         Contractor agrees to bear full responsibility for all costs and expenses incurred for performance of its work under this Agreement. In addition, Contractor agrees to reimburse DTN for all Sales Expenses as provided in Section
3.01 above.


                                    ARTICLE 4

                              INTELLECTUAL PROPERTY

Section 4.01  Proprietary Information

         Contractor and Huston, recognizing that the work in which they will be engaged under this Agreement may be of a proprietary nature, hereby agree as follows:

                  A) That Contractor and Huston will not, during or after the term of this Agreement, use, publish, disclose or utilize in any manner any trade secrets information marked "proprietary", "confidential", "private", "company private", or which may be proprietary to or a trade secret of DTN obtained by Contractor or Huston while rendering services hereunder to DTN, except such information that is otherwise properly published or in the public domain; provided, however, that information which is published by or with the aid of Contractor or Huston contrary to this paragraph is not considered to have been properly published nor to be in the public domain for purposes hereof.

                  B) At the request of DTN, Contractor agrees to require its employees to execute suitable non-disclosure agreements to support the foregoing provisions.
                  C) Upon termination or expiration of this Agreement, Contractor and Huston will return to DTN all material supplied by, or obtained from DTN (including but not limited to financial and pricing information, personnel records, customer information, customer lists, product and service information, data processing and communications information, technical data, drawings, specifications and descriptions) along with any copies made thereof.


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         Section 4.02  Safeguarding DTN's Trade Secrets and Data

         Contractor and Huston each agrees that it shall not use or divulge to anyone either during the term of this Agreement or thereafter any of DTN's trade secrets or other proprietary information of any kind whatsoever acquired by Contractor or Huston in carrying out the terms of this Agreement.

         Contractor and Huston each further agrees that upon completion or termination of this Agreement, it will turn over to DTN or make such disposition thereof as may be directed or approved by DTN, any notebook, data, information or other material acquired or compiled by Contractor or Huston in carrying out the terms of this Agreement and which contains trade secrets or other proprietary information of DTN.

                                    ARTICLE 5

                              RESTRICTIVE COVENANTS

         Section 5.01  Solicitation of Employees

         Contractor and Huston (being together considered as one party) and DTN each agrees that, during the term of this Agreement and for a period of one (1) year after the termination of this Agreement, it will not directly or indirectly employ, solicit for employment, or advise or recommend to any other person or entity that such other person or entity employ or solicit for employment any person then employed by the other party to this Agreement.

         Section 5.02  Diversion of Business

         Contractor and Huston each agrees that, during the term of this Agreement and for a period of one (1) year after the termination of this Agreement, neither of them will cause, encourage, induce, or attempt to induce, and neither of them will aid, assist, or abet any other party or person in inducing or attempting to induce, directly or indirectly, any customer of DTN with which they have actually done business and had personal contact during the term of this Agreement to terminate or change in a manner adverse to DTN any existing relationship with DTN.

         Section 5.03  Injunctive and Other Relief

         Contractor and Huston (being together considered as one party) and DTN each acknowledges that its agreements contained in Articles 4 and 5 hereto are reasonable and necessary to protect the business of the other party hereto and that any breach thereof will result in an irreparable injury for which there is no adequate remedy at law. Each party therefore agrees that, in the event of its breach of any of its agreements contained in Articles 4 and 5 hereto, the other party shall be authorized and entitled to seek from any court

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of competent  jurisdiction (i) a temporary  restraining  order, (ii) preliminary and permanent injunctive relief, (iii) an equitable accounting of all profits or
benefits  arising  out  of  such  breach,  and  (iv)  direct,   incidental,  and
consequential damages arising from such breach. Such rights and remedies shall be cumulative and in addition to any other rights or remedies to which the non-breaching party may be entitled.

                                    ARTICLE 6

                          INDEPENDENT CONTRACTOR STATUS

         It is the parties' express intention that Contractor is an independent contractor and not an employee, agent, joint venturer or partner of DTN. Subject to the provisions of this Agreement, Contractor shall have complete control over the manner in which Contractor performs its responsibilities under this Agreement; however, Contractor at all times shall represent DTN in an ethical and professional manner consistent with the highest industry standards and shall maintain adequate facilities and personnel to enable Contractor to carry out such responsibilities competently and professionally. Contractor does not have, and shall not hold himself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon DTN; and Contractor shall hold DTN harmless from any claims resulting from any action taken by Contractor which is inconsistent with the provisions of this sentence. Nothing contained in this Agreement, including but not limited to the method of compensating Contractor, shall be deemed or construed by anyone to create the relationship of principal and agent, partnership, or joint venture between DTN and Contractor.

                                    ARTICLE 7

                              TERM AND TERMINATION

         Section 7.01  General

         The term of this Agreement shall commence on September 1, 1996, regardless of when signed by the parties, and shall continue until the first to occur of any of the following events:

         (i) notice from DTN if Huston for any reason, including but not limited to death, disability or retirement, fails to personally provide and perform to the best of his abilities the primary responsibilities and obligations of Contractor under this Agreement; provided, however, if Huston is incapable of doing so by reason of physical injury, disease, or mental illness, then DTN may elect to terminate this Agreement only if such condition continues for a period of 120 consecutive days or more;


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         (ii)     the  mutual   written  agreement  of  the  parties  hereto  to
                  terminate this Agreement; or

         (iii) notice from the non-defaulting party upon the failure of a party to cure a default as provided in Section 7.02.

         Section 7.02  Termination for Default

         If a party defaults in the performance of its obligations hereunder, and such default is not cured within thirty (30) days after written notice of such default is provided by the non-defaulting party to the defaulting party, then the non-defaulting party may, at its option, declare this Agreement terminated and the term of this Agreement ended forthwith. The failure of a party to give notice of a default shall not be a waiver thereof nor consent to the continuation thereof.


                                    ARTICLE 8

                                COVENANTS OF DTN

         Section 8.01  Exclusivity of Contractor

         DTN acknowledges and agrees that Contractor shall be the exclusive representative for DTN for purposes of marketing the Services during the term of this Agreement, except to the extent otherwise consented or agreed to by Contractor.

         Section 8.02  Licensing and Legal Compliance

         DTN currently has and agrees to use its best efforts to keep in force at all times during the term of this Agreement, all licenses or permits required by law to allow DTN to fulfill its obligations under this Agreement, including, but not limited to, the delivery of the Services. DTN agrees to perform its obligations hereunder, operate the DTNergy(R) system and deliver the Services to customers in compliance with all applicable federal, state and local laws and regulations.

         Section 8.03  Taxes

         Subject to the provisions of Section 3.01, DTN is responsible for payment and/or withholding of any taxes (including all federal, state and local employment taxes applicable to DTN's employees), now or hereafter enacted, applicable to the delivery of the Services to customers or the performance of DTN's obligations under this Agreement. In no event shall Contractor be responsible for payment of any taxes relating to DTN or DTN's employees, except as provided in Section 3.01.

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                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.01  Entire Agreement

         This Agreement constitutes the entire agreement between the parties hereto, superseding all prior understandings, arrangements, and agreements, whether oral or written, with respect to the engagement of Contractor or Huston as a sales representative for DTN. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party that are not expressly set forth in this document. Huston executes this Agreement individually for the purpose of agreeing to be bound by the terms and provisions of Articles 4 and 5 of this Agreement.

         Section 9.02  Amendment

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification, or discharge is in writing and has been signed by a duly authorized officer of DTN. No waiver by either party to this Agreement at any time of any breach by the other party to this Agreement of, or of such other party's compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. The failure of DTN to exercise any right under this Agreement in the event of a breach by Contractor of any provision of this Agreement shall not be construed as a waiver of such breach or prevent DTN from thereafter enforcing strict compliance by Contractor with any and all provisions of this Agreement.

         Section 9.03  Headings

         The headings of the several paragraphs of this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 9.04  Number and Gender

         Unless the context otherwise retires, for all purposes of this Agreement words in the singular include their plural, words in the plural include their singular, and words of one gender include the other genders.


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         Section 9.05  Notices

         Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been given on the date of its deposit in the United States mail, registered or certified and postage prepaid, addressed to such party at the address set forth below opposite its name. A party may change its address for purposes of this Agreement at any time by giving written notice of such change in accordance with this paragraph. DTN agrees to send a written notice to Contractor within ten (10) days after DTN receives a letter of intent or proposed acquisition agreement providing for a merger, consolidation or other business combination pursuant to which DTN is not the surviving entity or an acquisition pursuant to which a third party is to acquire substantially all of the assets of the DTNergy Business. Notwithstanding the preceding sentence, DTN has no obligation to continue to operate the DTNergy Business.

         Section 9.06  Governing Law

         This Agreement shall be governed by and construed in accordance with the internal substantive laws of Nebraska. Any action brought to interpret or enforce any provision of this Agreement shall be brought in the federal or state courts situated in Douglas County, Nebraska, and all parties hereby consent to venue and jurisdiction before such courts.

         Section 9.07  Assignment

         This Agreement is personal to Contractor, and Contractor may neither assign this Agreement or any of Contractor's commission or other rights under this Agreement nor delegate to anyone else (other than persons for whom
Contractor is responsible in the ordinary course of its business) the performance of Contractor's duties under this Agreement.

         Section 9.08  Binding Agreement

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; however, nothing contained in this paragraph shall permit any assignment which otherwise is prohibited by this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.


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         IN WITNESS WHEREOF, DTN and Contractor have signed this Agreement as of the date first set forth above.


Address of DTN for                          DATA TRANSMISSION NETWORK
notices:                                    CORPORATION, a Delaware corporation


Data Transmission Network                   By:________________________________
  Corporation                               Title:_____________________________
9110 West Dodge Road
Suite 200
Omaha, NE 68114
Attention:  President



Address for Contractor                      HUSTON, INC.
and Huston for notices:


Mr. Phil Huston                             By:________________________________
260 Courtyard Drive, #316                   Phil Huston, President
Dakota Dunes, SD 57049



                                            ------------------------------------
                                            Phil Huston, principal of Huston,Inc

RCF\97964.3


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